UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 13, 2005
                                                          --------------

                              ATC HEALTHCARE, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)


            Delaware                      0-11380                11-2650500
-------------------------------         ------------             ----------
(State or other jurisdiction of         (Commission           (I.R.S. Employer
 incorporation or organization)         file number)         Identification No.)


 1983 Marcus Avenue, Lake Success, New York                        11042
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(Address of principal executive offices)                         (Zip Code)


                                 (516) 750-1600
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              (Registrant's telephone number, including area code)


Item 1.01.  Entry into a Material Definitive Agreement.
            ------------------------------------------

            On April 13, 2005, ATC Healthcare, Inc. ("ATC Healthcare" or "ATC") entered into an asset purchase agreement with Onward Healthcare, Inc. ("Onward Healthcare") of Norwalk, Connecticut, under which ATC Healthcare will sell to Onward Healthcare substantially all of the assets of ATC's All Care Nursing Services ("All Care Nursing Services") wholly-owned subsidiary. ATC will receive total consideration of $20,000,000 in exchange for those assets, of which $18,750,000 will be paid in cash at closing and the balance held in escrow. The closing of the sale is expected to occur on or about April 22, 2005, and is subject to the obtaining of consents from customers of All Care Nursing Services and to other standard closing conditions.

            ATC Healthcare originally acquired the assets of All Care Nursing Services in January 2002. ATC will use the net proceeds from the sale to pay down approximately $12,000,000 of its senior debt and to repay and restructure the $29,000,000 of debt issued by ATC in connection with its acquisition of the assets of All Care, reducing that debt by approximately $20,000,000.

            All Care Nursing Services provides per diem staffing to hospitals and healthcare facilities primarily located in Connecticut, the greater New York City area, and northern New Jersey. ATC provides medical staffing personnel to hospitals, nursing homes, clinics, and other healthcare facilities with 54 locations and conducts business in 33 states. Onward Healthcare is a privately-held, nationwide provider of per diem, travel, international, and permanent placement services for nursing and allied healthcare professionals to over 1,500 hospitals and healthcare facilities in all 50 states.

            On April 14, 2005, ATC Healthcare issued a press release announcing the execution of the asset purchase agreement with Onward Healthcare. A copy of that press release is attached hereto as Exhibit 99.5.


Item 9.01.  Financial Statements and Exhibits.
            ---------------------------------

         (c) Exhibits.
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          Exhibit Number                Description
          --------------                -----------
          Exhibit 99.5                  Press release of April 14, 2005


                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 14, 2005                   ATC Healthcare, Inc.

                                           By:   /s/ Andrew Reiben
                                                    ----------------------
                                             Name:   Andrew Reiben
                                             Title:  Senior Vice President and
                                                     Chief Financial Officer